As filed with the Securities and Exchange Commission on Nov. 6, 2000
                           Commission File Number 333-44882

                        SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549
                                   AMENDMENT 1 to
                                       FORM SB-2
                               REGISTRATION STATEMENT
                              Under The Securities Act of 1933

               GREAT EXPECTATIONS AND ASSOCIATES, INC.
           (Name of Small Business Issuer in its charter)

            Colorado                           84-1521955
 (State or other jurisdiction of   (I.R.S. Employer Identification No.)
  incorporation or organization)

501 South Cherry Street, Suite 610,  Denver, Colorado         80246
(Address of principal executive offices)                    (Zip Code)

                            (303) 320-0066
   (Address and telephone number of registrant's principal executive offices and principal place of business.)

                             Rafael Solot
                         501 South Cherry Street, Suite 610
                          Denver, Colorado 80246

         (Name, address and telephone number of agent for service.)

                            with copies to:
                            Jody M. Walker
                            Attorney At Law
                       7841 South Garfield Way
                       Littleton, Colorado 80122

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the
Securities Act of 1933, check the following box:   | x |

                       CALCULATION OF REGISTRATION FEE
Title of each                              Proposed       Proposed       Amount of
class of                 Amount to be      offering       aggregate     registration
securities                registered        price       offering price     fee
common stock
 $.001 par value           2,000,000        $ .50        $1,000,000       $  278.00

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Preliminary Prospectus Dated November 6, 2000
SUBJECT TO COMPLETION

                      2,000,000 common shares
                       $.50 per common share

                   GREAT EXPECTATIONS AND ASSOCIATES, INC.


The Offering

                                         Per Share           Total
Public Price                               $.50           $1,000,000
Commissions*                               $.05              100,000
Proceeds to Great Expectations             $.45            $ 900,000
*To be paid only if a broker dealer participates in the offering

This is an any or all offering with no minimum offering amount.

This offering will terminate on or before June 30, 2001.

This is our initial public offering, and no public market currently exists for our shares.

Our employees, officers and directors are offering the common shares as a self underwritten offering.


Consider carefully the risk factors beginning on page 10 in this prospectus.

Neither the SEC nor any state securities commission has approved these common shares or determined that this prospectus is accurate or
complete.   Any representation to the contrary is a criminal offense.
The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed
with the Securities and Exchange Commission is effective.   This
prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

  The date of the prospectus is November 6, 2000.

            TABLE OF CONTENTS
PROSPECTUS SUMMARY                                5
RISK FACTORS                                      5
   -  No operating history
   -  No intent to make a market until merger or
       acquisition consummated
   -  No active trading market
   -  We may not be able to find a suitable
        merger or acquisition candidate
   -  We will have to return your investment
   -  If a sufficient number of investors
        do not reconfirm their investment
   -   You will not have access to your funds
   -  We have no funds and do not have any
        full-time management
   -  Management may sell some of their
        common stock to a merger or acquisition
        candidate
RULE 419 OFFERINGS                                7
PLAN OF DISTRIBUTION                              7
USE OF PROCEEDS                                   8
DILUTION                                          8
GREAT EXPECTATIONS                                9
PLAN OF OPERATION                                16
MANAGEMENT                                       17
PRINCIPAL SHAREHOLDERS                           18
CERTAIN TRANSACTIONS                             18
SHARES ELIGIBLE FOR FUTURE SALE                  19
MARKET FOR REGISTRANT'S COMMON EQUITY            20
DESCRIPTION OF SECURITIES                        20
INDEMNIFICATION                                  21
LEGAL MATTERS                                    21
LEGAL PROCEEDINGS                                21
ADDITIONAL INFORMATION                           21
EXPERTS                                          21
INTERESTS OF NAMED EXPERTS AND COUNSEL           21
FINANCIAL STATEMETNS                             21

                        PROSPECTUS SUMMARY

Great Expectations   Great Expectations currently maintains a mailing
                     address at 501 South Cherry St., Suite 610,
                     Denver, Colorado 80246, phone number is (303) 320-
                     0066.   Other than this mailing address, Great
                     Expectations does not currently maintain any other office facilities, and does not anticipate the need for maintaining office facilities at any time in the foreseeable future. Great Expectations pays no rent or other fees for the use of this mailing address.

Corporate
  Operations.       We are a development stage company.  Our business
                    shall be to seek to effect a merger, exchange of capital stock asset acquisition or other similar business combination with an operating or development stage business.

                    We shall not engage in any substantive commercial business immediately following this offering and for an indefinite period of time following this offering.


Common Shares Outstanding       166,120,000

Common Shares being offered     2,000,000

Nature of Offering              Any and all with no minimum

Termination of Offering         On or before June 30, 2001

Rule 419
  Offering         We are a blank check company.

                   SEC rules require that we deposit the net offering proceeds into an escrow account until
                      - we execute an agreement for an acquisition. we successfully get 80% of the investors of this offering to notify us in writing to reconfirm your investment, and
                      -   An acquisition is consummated.

Use of
   Selling Agents   We reserve the right to use selling agents.  Any
                    selling agents shall be paid standard NASD commissions.


                       RISK FACTORS

1.   We have no operating history and will not pursue any operations
until we locate a merger or acquisition candidate.    You may lose your
entire investment if we do not raise sufficient funds to find a merger candidate.

Since our incorporation in 1987, we have been performing only administrative operations to pursue this offering. To date, we have an operating loss of ($14,180) for the period from inception to October
31, 2000.   We currently have no working capital and we are dependent
on the successful sale of the shares in this offering to locate a merger candidate.

2. We do not intend to make a market in our securities until we have consummated a merger or acquisition.

We do not have a public market for our common shares. Many states have enacted statutes, rules and regulations limiting the sale of securities of blank check companies in their jurisdictions. We do not intend to undertake any efforts to cause a market to develop in our securities until we consummate a merger or acquisition.

3. If our common stock has no active trading market, you may not be able to sell your common shares at all.

We cannot assure you that a public market will ever develop even if we successfully locate a merger or acquisition candidate. Consequently, you may not be able to liquidate your investment in the event of an emergency or for any other reason.

4. If we cannot find a suitable merger or acquisition candidate, we may not be able to commence operations and we will have to return your
investment.   You will not receive a full refund.  The maximum
deduction from your investment will be 10%.

We have not entered into any current negotiations regarding an
acquisition or merger.   Even if we locate a suitable candidate, we may
not be able to successfully commence operations due to the other costs involved, such as costs involving filing a post effective amendment,
etc.   We would have to return your investment and up to 10% of your investment may have been used in attempting to locate a merger candidate.

5.   If a sufficient number of investors do not reconfirm their
investment, we will have to return your investment.   You will receive
a full refund.   The maximum deduction from your investment will be
10%.

We cannot consummate a business combination with a target business unless we can convince 80% of the investors in this offering to
reconfirm their investment.   If an insufficient number of investors
reconfirm their investment, we will have to return the funds in escrow
to investors on a pro-rata basis.   We will likely spend up to 10% of
the proceeds prior to that time and investors will receive only a portion of the funds originally invested.

6.   You will not have access to your funds after consummation of the
offering for the term of the offering or 18 months.   If we do not
consummate a merger, you will not receive a full refund. The maximum deduction from your investment will be 10%.

No transfer or other disposition of the escrowed securities can be
permitted except in identified instances.   For the term of the
offering or 18 months, you will not have access to your funds after
consummation of the offering.   If we do not consummate a merger, you
will not receive all of your initial investment back. Up to 10% of the funds may have been paid for expenses.

7. We have no funds and do not have full-time management that can conduct a complete and exclusive investigation and analysis of any
target merger or acquisition candidate.   We may not find a suitable
candidate.   You will not receive a full refund.  The maximum deduction from your investment will be 10%.

It is impracticable to conduct a complete and exclusive investigation and analysis of any target business with no funds. Our management decisions will likely make decisions without detailed feasibility studies, independent analysis or market surveys.

8. A merger or acquisition candidate may purchase some or all of management's common stock. Management may incur conflicts of interest as a result.

Management may consent to the purchase of any portion of their common stock as a condition to or in connection with a proposed merger or
acquisition transaction.   A premium may be paid for management's
shares in connection with any these stock purchase transactions. Management may have conflicts of interest as they consider their own pecuniary interests rather than the best interests of the Interface's other stockholders.

                       RULE 419 OFFERINGS

Rights and Protections under Rule 419

  Escrow of 90% of the proceeds of this offering

We shall promptly deposit 90% of the net proceeds in an escrow account and all securities to be issued in this offering with First City
Transfer Company, as escrow agent until:

-    We execute an agreement for a acquisition.
-    We file a post-effective amendment
- We send each purchaser a copy of the prospectus contained in the post-effective amendment
- We successfully get 80% of the investors of this offering to notify us in writing to reconfirm their investment, and
-    The acquisition is consummated.

   Escrowed Funds not to be used for salaries or reimbursable expenses

The escrow agent will not disburse any funds for the payment of salaries or reimbursement of expenses incurred on our behalf by our
officers and directors.     In no event will we be able to utilize the
escrowed funds other than for the purpose of the implementation of a business combination.

   Updating of this registration statement

Once we reach an agreement for an acquisition or merger, we will update the registration statement with a post-effective amendment that contains information about:

   - the propose acquisition candidate(s) and its business including audited financial statements
   -   results of this offering;
   -   use of proceeds disbursed from the escrow account, and
   -   terms of the reconfirmation offer

   Reconfirmation offering

Pursuant to Rule 419, the terms of the reconfirmation offer must include:
   - within five business days after the effective date of the post-effective amendment, we will send the prospectus contained in the post-effective amendment to each investor whose securities are held in the escrow account.

   - we must return the pro rata portion of the escrowed funds, including any related interest or dividends, to any investor who does not provide use with written notification of their reconfirmation no fewer than 20 and no more than 45 business days following the effective date. We will return the funds to these investors within five business days by first class mail or other equally prompt means;
   - we can consummate the acquisition only if investors having contributed 80% of the maximum offering proceeds elect to reconfirm their investments; and

   - we must return the escrowed funds to investors on a pro rata basis within five business days by first class mail or other equally prompt means if we do not consummate an acquisition within 18 months from the date of this prospectus.


                      Plan of Distribution

This is an any or all offering with no minimum offering amount.   No
escrow account has been established.

Our officers and directors are selling the common shares.   No officer
or director shall receive no commission or other offering remuneration. All officers and directors will participate in the selling efforts.
Those officers and directors are Raphael Solot and Fred Mahlke.   Mr.
Solot and Mr. Mahlke will be relying on the safe harbor in Rule 3a4-1 of the Securities Exchange Act of 1934 to sell Great Expectation's securities.

We reserve the right to use selling agents.  Any selling agents shall
be paid standard NASD commissions not to exceed 10%.   If we enter into
any arrangement with a broker-dealer to participate in the offer, we must file a post-effective amendment to the registration statement to identify the broker-dealer as a section 2(11) underwriter. Additionally, the NASD's Corproate Finance Department must issue a no-objection position before the broker-dealer may participate in the offering.

No member of management, promoter or anyone acting at their direction is expected to recommend, encourage or advise investors to open brokerage accounts with any broker-dealer that is obtained to make a market in our securities.

No member of management, promoter or any acting at their direction shall be paid finders' fees or other acquisition related compensation from revenues or other funds of an acquisition or merger candidate, or by the issuance of debt or equity of such an entity.

Management may consent to the purchase of any portion of their common stock as a condition to or in connection with a proposed merger or acquisition transaction. A premium may be paid for management's shares in connection with any such stock purchase transaction.

We will disseminate information regarding any broker-dealers that make a market in our securities in the future, if any, to our shareholders as part of ongoing communication.

The offering will be registered in and conducted in the state of
Colorado.
</R.
Arbitrary determination of the offering price.   We determined the
offering price of the common shares arbitrarily.   The offer price has
no relationship to any traditional or established criteria of value.

Offering Period.   This offering will terminate on or before
Jun 30 2001.

                               USE OF PROCEEDS

We shall receive net proceeds of $965,000, after deducting expenses. Expenses associated with this offering are expected to be approximately $35,000.

Ninety percent of the net proceeds ($868,500) will be held in the
escrow account established under Rule 419.   The proceeds not held in
the escrow account ($96,500) will be used in the following order of priority.

   - to pay for business, legal and accounting due diligence expenses incurred in connection with evaluation of prospective business combinations.

   - for general and administrative expenses, including legal and accounting fees and administrative support expenses incurred in connection with our reporting obligations with the SEC.

   -   for expenses related to this offering estimated to be $32,500.

No portion of the proceeds will be paid to officers, directors, their affiliates or associates for expenses of the offering.

                               DILUTION

Persons purchasing common shares in this offering will suffer a substantial and immediate dilution to the net tangible book value of their common shares below the public offering price.

The following table illustrates the per common share dilution as of the date of this prospectus, which may be experienced by investors upon reaching the various levels as described below.

Offering price                                                                           $.50
Net tangible book value per common share before offering              $ 0.00
Increase per Share attributable to investors                          $  .0058
Pro Forma net tangible book value per common share after offering                        $.0058
                                                                                         ------
Dilution to investors                                                                    $.4942
Dilution as a percent of offering price                               98.84%

Further Dilution. We may issue additional restricted common shares pursuant to private business transactions. Any sales under Rule 144 after the applicable holding period may have a depressive effect upon the market price of Great Expectation's common shares and investors in this offering upon conversion.

                        Great Expectations
General



Great Expectations was incorporated under the laws of the State of
Colorado on June 5, 1987 as Great Expectations, Inc.   Great
Expectations was administratively dissolved on January 1, 1997 pursuant to the Colorado Corporation Code for failure to file two biannual
reports.   We filed for reinstatement on June 18, 1998, filed the past due biannual reports, paid all fees and penalties and were reinstated
on that date as a corporation in good standing.   Great Expectations
was required to change its name to Great Expectations and Associates, Inc. based on the unavailability of its prior name.

Since 1987, Great Texpectations has performed only those administrative functions necessary in further pursuance of this offering. Great Expectations is in the early developmental and promotional stages. To date Great Expectation's only activities have been organizational ones, directed at developing its business plan and raising its initial
capital.   We have not generated any revenues.

Great Expectations has not commenced any commercial operations. Great Expectations has no employees and owns no real estate. We do not intend to perform any operations until a merger or acquisition candidate is locates and a merger or acquisition consummated. Great Expectations can be defined as a "shell" company whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity.

Another aspect of its business plan which Great Expectations intends to implement after this registration statement becomes effective, is to seek to facilitate the eventual creation of a public trading market in
its outstanding securities.   Great Expectation's business plan is to
seek, investigate, and, if warranted, acquire one or more properties or businesses, and to pursue other related activities intended to enhance shareholder value.

The acquisition of a business opportunity may be made by purchase, merger, exchange of stock, or otherwise, and may encompass assets or a business entity, such as a corporation, joint venture, or partnership. Great Expectations has very limited capital, and it is unlikely that Great Expectations will be able to take advantage of more than one such business opportunity.

Great Expectations intends to seek opportunities demonstrating the potential of long-term growth as opposed to short-term earnings. At the present time Great Expectations has not identified any business opportunity that it plans to pursue, nor has Great Expectations reached any agreement or definitive understanding with any person concerning an acquisition.

Frederick Mahlke, one of Company's officers and directors has previously been involved in transactions involving a merger between an established company and a shell entity, and has a number of contacts
within the field of corporate finance.   As a result, he has had
preliminary contacts with representatives of numerous companies concerning the general possibility of a merger or acquisition by a
shell company.   However, none of these preliminary contacts or
discussions involved the possibility of a merger or acquisition transaction with Great Expectations.

We anticipate that Mr. Mahlke will contact broker-dealers and other persons with whom he is acquainted who are involved in corporate finance matters to advise them of Great Expectation's existence and to determine if any companies or businesses they represent have an interest in considering a merger or acquisition with Great
Expectations.    No assurance can be given that Great Expectations will
be successful in finding or acquiring a desirable business opportunity, given the limited funds that are expected to be available for acquisitions, or that any acquisition that occurs will be on terms that are favorable to Great Expectations or its stockholders.

Great Expectation's search will be directed toward small and medium-sized enterprises which have a desire to become public corporations and which are able to satisfy, or anticipate in the reasonably near future being able to satisfy, the minimum asset requirements in order to qualify shares for trading on NASDAQ or on a stock exchange

Great Expectations anticipates that the business opportunities presented to it will

   - be recently organized with no operating history, or a history of losses attributable to under-capitalization or other factors;

   -    be experiencing financial or operating difficulties;

   - be in need of funds to develop a new product or service or to expand into a new market;

   - be relying upon an untested product or marketing any business, to the extent of its limited resources. This includes industries such as service, finance, natural resources, manufacturing, high technology, product development, medical, communications and others.

Great Expectation's discretion in the selection of business opportunities is unrestricted, subject to the availability of such opportunities, economic conditions, and other factors. As a consequence of this registration of its securities, any entity, which has an interest in being acquired by, or merging into Great Expectations, is expected to be an entity that desires to become a public company and establish a public trading market for its securities.

In connection with such a merger or acquisition, it is highly likely that an amount of stock constituting control of Great Expectations would be issued by Great Expectations or purchased from the current principal shareholders of Great Expectations by the acquiring entity or its affiliates.

If stock is purchased from the current shareholders, the transaction is very likely to result in substantial gains to them relative to their purchase price for such stock. In Great Expectation's judgment, none of its officers and directors would thereby become an "underwriter" within the meaning of the Section 2(11) of the Securities Act of 1933, as amended. The sale of a controlling interest by certain principal shareholders of Great Expectations could occur at a time when the other shareholders of Great Expectations remain subject to restrictions on the transfer of their shares.

Depending upon the nature of the transaction, the current officers and directors of Great Expectations may resign their management positions with Great Expectations in connection with Great Expectation's acquisition of a business opportunity. See "Form of Acquisition," below, and "Risk Factors - Great Expectations - Lack of Continuity in Management."

In the event of such a resignation, Great Expectation's current management would not have any control over the conduct of Great
Expectation's business following Great Expectation's combination with a business opportunity. It is anticipated that business opportunities will come to Great Expectation's attention from various sources, including its officer and director, its other stockholders, professional advisors such as attorneys and accountants, securities broker-dealers, venture capitalists, members of the financial community, and others who may present unsolicited proposals.

Great Expectations has no plans, understandings, agreements, or commitments with any individual for such person to act as a finder of opportunities for Great Expectations. Great Expectations does not foresee that it would enter into a merger or acquisition transaction with any business with which its officers or directors are currently
affiliated.   Should Great Expectations determine in the future,
contrary to the foregoing expectations, that a transaction with an affiliate would be in the best interests of Great Expectations and its stockholders, Great Expectations is in general permitted by Colorado law to enter into such a transaction if:

 - The material facts as to the relationship or interest of the affiliate and as to the contract or transaction are disclosed or are known to the Board of Directors, and the Board in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors constitute less than a quorum; or

 - The material facts as to the relationship or interest of the affiliate and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or


 -   The contract or transaction is fair as to Great
Expectations as of the time it is authorized, approved or ratified, by the Board of Directors or the stockholders.

Investigation and Selection of Business Opportunities

To a large extent, a decision to participate in a specific business opportunity may be made upon management's analysis of the quality of the other company's management and personnel, the anticipated acceptability of new products or marketing concepts, the merit of technological changes, the perceived benefit Great Expectations will derive from becoming a publicly held entity, and numerous other factors which are difficult, if not impossible, to analyze through the application of any objective criteria.

In many instances, it is anticipated that the historical operations of a specific business opportunity may not necessarily be indicative of the potential for the future because of the possible need to shift marketing approaches substantially, expand significantly, change product emphasis, change or substantially augment management, or make other changes. Great Expectations will be dependent upon the owners of a business opportunity to identify any such problems which may exist and to implement, or be primarily responsible for the implementation of, required changes.

Because Great Expectations may participate in a business opportunity with a newly organized firm or with a firm which is entering a new phase of growth, it should be emphasized that Great Expectations will incur further risks, because management in many instances will not have proved its abilities or effectiveness, the eventual market for such company's products or services will likely not be established, and such company may not be profitable when acquired.

It is anticipated that Great Expectations will not be able to diversify, but will essentially be limited to one such venture because of Great Expectation's limited financing. This lack of diversification will not permit Great Expectations to offset potential losses from one business opportunity against profits from another, and should be considered an adverse factor affecting any decision to purchase Great Expectation's securities. It is emphasized that management of Great Expectations may effect transactions having a potentially adverse impact upon Great Expectation's shareholders pursuant to the authority and discretion of Great Expectation's management to complete acquisitions without submitting any proposal to the stockholders for their consideration.

Holders of Great Expectation's securities should not anticipate that Great Expectations necessarily will furnish such holders, prior to any merger or acquisition, with financial statements, or any other documentation, concerning a target company or its business. In some instances, however, the proposed participation in a business opportunity may be submitted to the stockholders for their consideration, either voluntarily by such directors to seek the stockholders' advice and consent or because state law so requires. The analysis of business opportunities will be undertaken by or under the supervision of Great Expectation's President, who is not a professional business analyst.

 Although there are no current plans to do so, Company management might hire an outside consultant to assist in the investigation and selection of business opportunities, and might pay a finder's fee.

Since Company management has no current plans to use any outside consultants or advisors to assist in the investigation and selection of business opportunities, no policies have been adopted regarding use of such consultants or advisors, the criteria to be used in selecting such consultants or advisors, the services to be provided, the term of service, or regarding the total amount of fees that may be paid. However, because of the limited resources of Great Expectations, it is likely that any such fee Great Expectations agrees to pay would be paid in stock and not in cash. Otherwise, Great Expectations anticipates that it will consider, among other things, the following factors:

 - Potential for growth and profitability, indicated by new technology, anticipated market expansion, or new products;

 - Great Expectation's perception of how any particular business opportunity will be received by the investment community and by Great Expectation's stockholders;

 - Whether, following the business combination, the financial condition of the business opportunity would be, or would have a significant prospect in the foreseeable future of becoming sufficient to enable the securities of Great Expectations to qualify for listing on an exchange or on a national automated securities quotation system, such as NASDAQ, so as to permit the trading of such securities to be exempt from the requirements of a Rule 15g-9 adopted by the Securities and Exchange Commission.

 - Capital requirements and anticipated availability of required funds, to be provided by Great Expectations or from operations, through the sale of additional securities, through joint ventures or similar arrangements, or from other sources;

 - The extent to which the business opportunity can be advanced;

 - Competitive position as compared to other companies of similar size and experience within the industry segment as well as within the industry as a whole;

 - Strength and diversity of existing management, or management prospects that are scheduled for recruitment;

 - The cost of participation by Great Expectations as compared to the perceived tangible and intangible values and potential; and

 - The accessibility of required management expertise, personnel, raw materials, services, professional assistance, and other required items. In regard to the possibility that the shares of Great Expectations would qualify for listing on NASDAQ, the current standards include the requirements that the issuer of the securities that are sought to be listed have total assets of at least $4,000,000 and total capital and surplus of at least $2,000,000, and proposals have recently been made to increase these qualifying amounts.

 Many, and perhaps most, of the business opportunities that might be potential candidates for a combination with Great Expectations would not satisfy the NASDAQ listing criteria. No one of the factors described above will be controlling in the selection of a business opportunity, and management will attempt to analyze all factors appropriate to each opportunity and make a determination based upon reasonable investigative measures and available data.

Potentially available business opportunities may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

 Potential investors must recognize that, because of Great Expectation's limited capital available for investigation and management's limited experience in business analysis, Great Expectations may not discover or adequately evaluate adverse facts about the opportunity to be acquired. Great Expectations is unable to predict when it may participate in a business opportunity. It expects, however, that the analysis of specific proposals and the selection of a business opportunity may take several months or more.

Prior to making a decision to participate in a business opportunity, Great Expectations will generally request that we be provided with written materials regarding the business opportunity containing such items as

   -   a description of products
   -    services and company history
   -   management resumes
   -   financial information
   - available projections, with related assumptions upon which they are based
   -   an explanation of proprietary products and services;
   - evidence of existing patents, trademarks, or services marks, or rights thereto
   -   present and proposed forms of compensation to management
   - a description of transactions between such company and its affiliates during relevant periods
   -   a description of present and required facilities
   -   an analysis of risks and competitive conditions
   - a financial plan of operation and estimated capital requirements
   - audited financial statements, or if they are not available, unaudited financial statements, together with reasonable assurances that audited financial statements would be able to be produced within a reasonable period of time not to exceed 60 days following completion of a merger transaction; and other information deemed relevant.

As part of Great Expectation's investigation, Great Expectation's executive officers and directors
   -   may meet personally with management and key personnel,
   -    may visit and inspect material facilities,
   - obtain independent analysis or verification of certain information provided,
   -   check references of management and key personnel, and
   - take other reasonable investigative measures, to the extent of Great Expectation's limited financial resources and management expertise.

Regulation of Penny Stocks

Our management believes that various types of potential merger or acquisition candidates might find a business combination with Great Expectations to be attractive. These include

   - acquisition candidates desiring to create a public market for their shares in order to enhance liquidity for current shareholders,
   - acquisition candidates which have long-term plans for raising capital through the public sale of securities and believe that the possible prior existence of a public market for their securities would be beneficial, and
   - acquisition candidates which plan to acquire additional assets through issuance of securities rather than for cash, and believe that the possibility of development of a public market for their securities will be of assistance in that process.

Acquisition candidates that have a need for an immediate cash infusion are not likely to find a potential business combination with Great Expectations to be an attractive alternative.

Form of Acquisition

It is impossible to predict the manner in which Great Expectations may participate in a business opportunity. Specific business opportunities will be reviewed as well as the respective needs and desires of Great Expectations and the promoters of the opportunity and, upon the basis of that review and the relative negotiating strength of Great Expectations and such promoters, the legal structure or method deemed by management to be suitable will be selected. Such structure may include, but is not limited to

   -   leases, purchase and sale agreements,
   -   licenses,
   -   joint ventures and
   -   other contractual arrangements.

Great Expectations may act directly or indirectly through an interest in a partnership, corporation or other form of organization.

Implementing such structure may require the merger, consolidation or reorganization of Great Expectations with other corporations or forms of business organization, and although it is likely, we cannot assure you that Great Expectations would be the surviving entity. In addition, the present management and stockholders of Great Expectations most likely will not have control of a majority of the voting shares of
Great Expectations following a reorganization transaction.   As part of
such a transaction, Great Expectation's existing directors may resign and new directors may be appointed without any vote by stockholders. It is likely that Great Expectations will acquire its participation in a business opportunity through the issuance of common stock or other securities of Great Expectations.

Although the terms of any such transaction cannot be predicted, in certain circumstances, the criteria for determining whether or not an acquisition is a so-called "tax free" reorganization under the Internal Revenue Code of 1986, depends upon the issuance to the stockholders of the acquired company of a controlling interest equal to 80% or more of the common stock of the combined entities immediately following the reorganization.

If a transaction were structured to take advantage of these provisions rather than other "tax free" provisions provided under the Internal Revenue Code, Great Expectation's current stockholders would retain in the aggregate 20% or less of the total issued and outstanding shares. This could result in substantial additional dilution in the equity of those who were stockholders of Great Expectations prior to such
reorganization.   Our issuance of these additional shares might also be
done simultaneously with a sale or transfer of shares representing a controlling interest in Great Expectations by the current officers, directors and principal shareholders.

We anticipate that any new securities issued in any reorganization would be issued in reliance upon exemptions, if any are available, from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of the transaction, Great Expectations may agree to register such securities either at the time the transaction is consummated, or under certain conditions or at specified times thereafter.

The issuance of substantial additional securities and their potential sale into any trading market that might develop in Great Expectation's securities may have a depressive effect upon such market. Great
Expectations will participate in a business opportunity only after the negotiation and execution of a written agreement.

Although the terms of such agreement cannot be predicted, generally such an agreement would require

   - specific representations and warranties by all of the parties thereto,
   -   specify certain events of default,
   - detail the terms of closing and the conditions which must be satisfied by each of the parties thereto prior to such closing,
   - outline the manner of bearing costs if the transaction is not closed,
   -   set forth remedies upon default, and
   -   include miscellaneous other terms.

Great Expectations anticipates that we, and/or our officers and principal shareholders will enter into a letter of intent with the management, principals or owners of a prospective business opportunity prior to signing a binding agreement. This letter of intent will set forth the terms of the proposed acquisition but will not bind any of the parties to consummate the transaction. Execution of a letter of intent will by no means indicate that consummation of an acquisition is probable. Neither Great Expectations nor any of the other parties to the letter of intent will be bound to consummate the acquisition unless and until a definitive agreement concerning the acquisition as described in the preceding paragraph is executed.

Even after a definitive agreement is executed, it is possible that the acquisition would not be consummated should any party elect to exercise any right provided in the agreement to terminate it on specified grounds. We anticipate that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others.

If we decide not to participate in a specific business opportunity, the costs incurred in the related investigation would not be recoverable. Moreover, because many providers of goods and services require compensation at the time or soon after the goods and services are provided, our inability to pay until an indeterminate future time may make it impossible to procure goods and services.

Investment Company Act and Other Regulation

Great Expectations may participate in a business opportunity by purchasing, trading or selling the securities of such business. Great Expectations does not, however, intend to engage primarily in such activities.

Specifically, Great Expectations intends to conduct its activities so as to avoid being classified as an investment company under the Investment Company Act of 1940, and therefore to avoid application of the costly and restrictive registration and other provisions of the Investment Act, and the regulations promulgated thereunder.

Section 3(a) of the Investment Act contains the definition of an investment company, and it excludes any entity that does not engage primarily in the business of investing, reinvesting or trading in securities, or that does not engage in the business of investing, owning, holding or trading investment securities defined as all securities other than government securities or securities of majority-owned subsidiaries the value of which exceeds 40% of the value of its total assets excluding government securities, cash or cash items.

Great Expectations intends to implement its business plan in a manner that will result in the availability of this exception from the
definition of investment company.    As a result, Great Expectation's
participation in a business or opportunity through the purchase and sale of investment securities will be limited.

Great Expectation's plan of business may involve changes in our capital structure, management, control and business, especially if we consummates a reorganization as discussed above. Each of these areas is regulated by the Investment Act, in order to protect purchasers of investment company securities. Since Great Expectations will not register as an investment company, stockholders will not be afforded these protections.

Any securities which Great Expectations might acquire in exchange for our common stock will be restricted securities within the meaning of the Securities Act of 1933. If Great Expectations elects to resell such securities, such sale cannot proceed unless a registration statement has been declared effective by the Securities and Exchange Commission or an exemption from registration is available. Section 4(1) of the Act, which exempts sales of securities not involving a distribution, would in all likelihood be available to permit a private sale.

Although the plan of operation does not contemplate resale of securities acquired, if such a sale were to be necessary, Great Expectations would be required to comply with the provisions of the Act to effect such resale. An acquisition made by Great Expectations may be in an industry that is regulated or licensed by federal, state or local authorities. Compliance with such regulations can be expected to be a time-consuming and expensive process.

Competition

Great Expectations expects to encounter substantial competition in its efforts to locate attractive opportunities, primarily from business development companies, venture capital partnerships and corporations, venture capital affiliates of large industrial and financial companies, small investment companies, and wealthy individuals. Many of these entities will have significantly greater experience, resources and managerial capabilities than Great Expectations and will therefore be in a better position than Great Expectations to obtain access to attractive business opportunities. Great Expectations also will experience competition from other public blind pool companies, many of which may have more funds available than does Great Expectations.

Employees

Great Expectations is a development stage company and currently has no employees. Management of Great Expectations expects to use consultants, attorneys and accountants as necessary, and does not anticipate a need to engage any full-time employees so long as it is seeking and evaluating business opportunities. The need for employees and their availability will be addressed in connection with the decision whether or not to acquire or participate in specific business opportunities.

Although there is no current plan with respect to its nature or amount, we may pay or accrue remuneration for the benefit of, Great
Expectation's officers prior to, or in conjunction with, the completion of a business acquisition

                 PLAN OF OPERATION

Liquidity and Capital Resources

Great Expectations remains in the development stage and, since inception, has experienced no significant change in liquidity or
capital resources.   Great Expectation's balance sheet as of July 31,
2000, reflects a current asset value of $0, and a total asset value of
$22,099 in the form of deferred offering costs.   Great Expectations
will carry out its plan of business as discussed above.   Great
Expectations cannot predict to what extent its liquidity and capital resources will be diminished prior to the consummation of a business combination or whether its capital will be further depleted by the operating losses, if any of the business entity which Great Expectations may eventually acquire.

Results of Operations

During the period from June 5, 1987 (inception) through July 31, 2000, Great Expectations has engaged in no significant operations other than organizational activities, acquisition of capital and preparation for registration of its securities under the Securities Exchange Act of 1934, as amended. No revenues were received by Great Expectations during this period.

For the current fiscal year, Great Expectations anticipates incurring a loss as a result of expenses associated with registration under the Securities Exchange Act of 1934, and expenses associated with locating and evaluating acquisition candidates. Great Expectations anticipates that until a business combination is completed with an acquisition candidate, we will not generate revenues other than interest income, and may continue to operate at a loss after completing a business combination, depending upon the performance of the acquired business.

Need for Additional Financing




If a merger is consummated, the proceeds will be used for general corporate expenses at the will of the new management.

Great Expectations believes that our existing capital will not be sufficient to meet Great Expectation's cash needs, including the costs of compliance with the continuing reporting requirements of the Securities Exchange Act of 1934, as amended, for a period of approximately one year. Accordingly, in the event Great Expectations is able to complete a business combination during this period, it anticipates that our existing capital will not be sufficient to allow us to accomplish the goal of completing a business combination.
Great Expectations will depend on additional advances from stockholders.

We cannot assure you that the available funds will ultimately prove to be adequate to allow it to complete a business combination, and once a business combination is completed, Great Expectation's needs for additional financing are likely to increase substantially. Management and other stockholders have not made any commitments to provide
additional.   We cannot assure you that any additional funds will be
available to Great Expectations to allow us to cover our expenses. Even if Great Expectation's cash assets prove to be inadequate to meet Great Expectation's operational needs, Great Expectations might seek to compensate providers of services by issuances of stock in lieu of cash.

We do not expect to purchase or sell any significant equipment, engage in product research or development and do not expect any significant changes in the number of employees.

                    MANAGEMENT

The directors and executive officers currently serving Great
Expectations are as follows:
Name                              Position              Term of office
Raphael M. Solot               President/Treasurer       November 1999
                                  Director                 to present

Frederick W. Mahlke        Vice President/Secretary      July 1987
                                  Director                 to present

Only Mr. Mahlke has been involved with prior blank check companies.

The directors named above will serve until the next annual meeting of
Great Expectation's stockholders.   Officers will hold their positions
at the pleasure of the board of directors, absent any employment agreement, of which none currently exists or is contemplated.

There is no arrangement or understanding between the directors and officers of Great Expectations and any other person pursuant to which any director or officer was or is to be selected as a director or officer. The directors and officer of Great Expectations will devote their time to Great Expectation's affairs on an "as needed" basis. As a result, the actual amount of time which they will devote to Great Expectation's affairs is unknown and is likely to vary substantially from month to month.

 Biographical Information

Raphael M. Solot.   Mr. Solot has been an attorney in private practice
in Colorado since 1964 with an emphasis on complex civil litigation,
corporate and franchise law.   From 1994 until March 1996, Mr. Solot
served on the Board of Directors of Jones Global, Ltd., a corporation engaged in the international cable business. From March 1996 until the sale of Jones Intercable, M. Solot served on the Board of Directors of Jones Intercable, Inc., the eighth largest cable television company in
the United States.   Mr. Solot was elected Vice Chairman of the Board
of Jones Intercable, Inc. at the annual meeting of shareholders in 1997 and served in that capacity until April 1998.

 Mr. Solot received a Bachelor of Science degree from the University of Colorado in 1958 and a Juris Doctor degree from the University of Denver in 1963.

Frederick W. Mahlke.   Mr. Malhke has served as a Director of Great
Expectations since July 1987.   From November 1979 to present, Mr.
Mahlke has been President of Cumberland Sales and management of Denver,
Colorado, a commercial and residential management company.   For the
past ten years, Mr. Mahlke has also worked as a Colorado court-appointed receiver on over forty properties and has also been appointed receiver for two California properties.

Mr. Mahlke's prior experience with blank check companies.   Mr. Mahlke
was a director of Deversified Management Acquisitions II, Inc. Deversified Management Acquisitions II, Inc. completed an offering on
From S-18 dated June 19, 1988.   Deversified management Acquisitions
II, Inc. merged with Constellation Development, Inc. (33-16885-1) in
March 1989.   Thereafter, Constellation Development, Inc. merged with
Carpet Holdings, Inc.   Constellation Development, Inc. was an English
real estate development and acquisition company with real estate holdings in Liverpool, England consisting of a shopping center.
Carpet Holdings, Inc. was a carpet wholesaler located in Dalton, Georgia.

Great Expectation's officers and directors may elect, in the future, to form one or more additional shell companies with a business plan similar or identical to that of Great Expectations. Any such additional shell companies would also be in direct competition with Great
Expectations for available business opportunities.

We do not have a procedure in place that would allow these individuals
to resolve potential conflicts in an arms-length fashion.   They will
be required to use their discretion to resolve them in a manner that they consider appropriate. Great Expectation's officers and directors may actively negotiate or otherwise consent to the purchase of a portion of his common stock as a condition to, or in connection with, a proposed merger or acquisition transaction.

We anticipate that a substantial premium over the initial cost of such shares may be paid by the purchaser in conjunction with any sale of shares by Great Expectation's officers and directors which is made as a condition to, or in connection with, a proposed merger or acquisition transaction. The fact that a substantial premium may be paid to Great Expectation's officers and directors to acquire their shares creates a potential conflict of interest for them in satisfying their fiduciary duties to Great Expectations and its other shareholders. Even though such a sale could result in a substantial profit to them, they would be legally required to make the decision based upon the best interests of Great Expectations and Great Expectation's other shareholders, rather than their own personal pecuniary benefit.

                   PRINCIPAL SHAREHOLDERS

The following table sets forth, as of the date of this registration statement, the number of shares of common stock owned of record and beneficially by executive officers, directors and persons who hold 5.0% or more of the outstanding common stock of Great Expectations. Also included are the shares held by all executive officers and directors as a group.

Name and Address                  Number of            Percentage       Percentage
                              Shares Outstanding       of Shares          of Shares
                                                      Outstanding       After Offering
Frederick W. Mahlke(1)             500,000                 .30%              .30%
4105 S. Florida Avenue
 Suite 100
Denver, Colorado 80222

Raphael M. Solot                 1,000,000                .60%             .60%
501 South Cherry Street
Suite 610
Denver, Colorado 80222

Miles Wynn                     139,340,000              83.88%            83.38%
3679 South Dawson Street
Aurora, Colorado 80014

Officers and Directors as a group
 (2 persons)                     1,500,000               .90%               .90%
(1)Mr. Mahlke and Mr. Solot are officers and directors of Great
Expectations

Executive Compensation.

Other than described below, no compensation was awarded to, earned by,
or paid in the last three years.   Mr. Solot received 1,000,000 Common
Shares at $.00005 per share in October 1999 for services rendered to
Great Expectations.

Although there is no current plan in existence, it is possible that Great Expectations will adopt a plan to pay or accrue compensation to its officers and directors for services related to seeking business opportunities and completing a merger or acquisition transaction.
Great Expectations has no stock option, retirement, pension, or profit-sharing programs for the benefit of directors, officers or other employees, but the board of directors may recommend adoption of one or more such programs in the future.


                  CERTAIN TRANSACTIONS

In February 1988 and December 31, 1998, advances totaling $4,000 were
made to Great Expectations by stockholders.   No written repayment
terms were entered into.

In 1998, Capital Holding Company, an Oklahoma corporation purchased
67,680,000 shares of the treasury stock of Great Expectations, who in turn issued the stock to Capital Holding Company and James Porter for
the sum of $.00005 per share.   The shares were issued in lieu of




compensation for salaries and other administrative expenses.   In
addition, Great Expectations was provided office space by Capital
Holding Company.

In June 1998, Miles Wynn purchased 7,520,000 shares of Great
Expectations for the sum of $.00005 per share.   Wynn paid certain
outstanding administrative obligations and provided administrative services to the company in lieu of salary and other compensation.
Wynn also provided Great Expectations with office space at no cost to the company from 1987 to June 16, 1999 and thereafter, from March 10,
1999 to November 12, 1999.

On March 10, 1999, Mr. Wynn purchased the 67,680,000 shares of Great
Expectations owned jointly by Capital Holding Company and James Porter for the sum of $25,000.

No officer, director, promoter, or affiliate of Great Expectations has or proposes to have any direct or indirect material interest in any asset proposed to be acquired by Great Expectations through security holdings, contracts, options, or otherwise. Great Expectations has adopted a policy under which any consulting or finder's fee that may be paid to a third party for consulting services to assist management in evaluating a prospective business opportunity would be paid in stock or in cash. Any such issuance of stock would be made on an ad hoc basis.
Accordingly, Great Expectations is unable to predict whether or in what amount such a stock issuance might be made.

Although there is no current plan in existence, it is possible that Great Expectations will adopt a plan to pay or accrue compensation to its sole officer and director for services related to seeking business opportunities and completing a merger or acquisition transaction. Great
Expectations maintains a mailing address at the office of its legal counsel, but otherwise does not maintain an office. As a result, it pays no rent and incurs no expenses for maintenance of an office and does not anticipate paying rent or incurring office expenses in the future. It is likely that Great Expectations will establish and maintain an office after completion of a business combination.

Although management has no current plans to cause Great Expectations to do so, it is possible that Great Expectations may enter into an agreement with an acquisition candidate requiring the sale of all or a portion of the common stock held by Great Expectation's current stockholders to the acquisition candidate or principals thereof, or to other individuals or business entities, or requiring some other form of payment to Great Expectation's current stockholders, or requiring the future employment of specified officers and payment of salaries to them.

It is more likely than not that any sale of securities by Great
Expectation's current stockholders to an acquisition candidate would be at a price substantially higher than that originally paid by such stockholders. Any payment to current stockholders in the context of an acquisition involving Great Expectations would be determined entirely by the largely unforeseeable terms of a future agreement with an unidentified business entity.

           SHARES ELIGIBLE FOR FUTURE SALE



Great Expectations currently has 166,120,000 shares of common stock outstanding.  Of these, all of the common shares will be deemed to be
restricted securities.   Promoters or affiliates of a blank check
company and their transferees would act as "underwriters' under the
Securities Act of 1933 when reselling the securities of the blank check
company.   Rule 144 would not be available for those resale
transactions despite technical compliance with the requirements of Rule
144.

Shareholders who obtained securities directly from a blank check issuer, rather than through promoters and affiliates, cannot use Rule
144 to resell their securities, since their resale transactions would appear to be designed to distribute or redistribute securities to the public without compliance with the registration requirement of the Securities Act.

After the completion of an acquisition, other securities may be issued, in the future, in private transactions pursuant to an exemption from the Securities Act. Rule 144 provides, in essence, that a person who has held restricted securities for a period of two years may sell every three months in a brokerage transaction or with a market maker an amount equal to the greater of 1% of Great Expectation's outstanding shares or the average weekly trading volume, if any, of the shares during the four calendar weeks preceding the sale.

The amount of restricted securities which a person who is not an
affiliate of Great Expectations may sell is not so limited.   Non-
affiliates may each sell without limitation shares held for three years. Great Expectations will make application for the listing of its
Shares in the over-the-counter market.  Sales under Rule 144 may, in the future, depress the price of Great Expectation's Shares in the
over-the-counter market, should a market develop.   Prior to this
offering there has been no public market for the common stock of Great
Expectations.   The effect, if any, of a public trading market or the
availability of shares for sale at prevailing market prices cannot be
predicted.   Nevertheless, sales of substantial amounts of shares in
the public market could adversely effect prevailing market prices.


          MARKET FOR REGISTRANT'S COMMON EQUITY AND
                  RELATED STOCKHOLDER MATTERS

Market Information.     Great Expectation's common stock is not listed
in the pink sheets or in the OTC Bulletin Board maintained by the NASD.

Holders.   The approximate number of holders of record of Great
Expectation's no par value common stock, as of June 30, 2000 was 10.

Dividends.   Holders of Great Expectation's common stock are entitled
to receive such dividends as may be declared by its board of directors.

Tradability. We do not meet the requirements for our stock to be quoted on NASDAQ and the tradability in our stock will be limited under the penny stock regulation.

If the trading price of our common stock is less than $5.00 per share, trading in the common stock would also be subject to the requirements
of Rule 15g-9 under the Exchange Act.   Under this rule, broker/dealers
who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser's written consent prior to the transaction.

SEC regulations also require additional disclosure in connection with any trades involving a "penny stock", including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. Such requirements severely limit the liquidity of the common stock in the secondary market because few broker or dealers are likely to undertake such compliance activities. Generally, the term penny stock refers to a stock with a market price of less than $5.00 per share.

               DESCRIPTION OF SECURITIES

Common Stock

Great Expectation's articles of incorporation authorize the issuance of 500,000,000 shares of common stock. Each record holder of common stock is entitled to one vote for each share held on all matters properly submitted to the stockholders for their vote.

Cumulative voting for the election of directors is not permitted by the articles of incorporation. Holders of outstanding shares of common stock are entitled to such dividends as may be declared from time to time by the board of directors out of legally available funds; and, in the event of liquidation, dissolution or winding up of the affairs of Great Expectations, holders are entitled to receive, ratably, the net assets of Great Expectations available to stockholders after distribution is made to the preferred stockholders, if any, who are given preferred rights upon liquidation.

Holders of outstanding shares of common stock have no preemptive, conversion or redemptive rights. All of the issued and outstanding shares of Common Stock are, and all unissued shares when offered and sold will be, duly authorized, validly issued, fully paid, and nonassessable. To the extent that additional shares of Great
Expectation's common stock are issued, the relative interests of then existing stockholders may be diluted.

Great Expectations plans to furnish its stockholders with an annual report for each fiscal year containing financial statements audited by its independent certified public accountants. In the event Great
Expectations enters into a business combination with another company, it is the present intention of management to continue furnishing annual reports to stockholders. Additionally, Great Expectations may, in its sole discretion, issue unaudited quarterly or other interim reports to its stockholders when it deems appropriate. Great Expectations intends to comply with the periodic reporting requirements of the Securities
Exchange Act of 1934 for so long as it is subject to those requirements.

                       INDEMNIFICATION

Our bylaws do not contain a provision entitling any director or executive officer to indemnification against liability under the
Securities Act of 1933.    The Nevada Revised Statutes allow a company
to indemnify its officers, directors, employees, and agents from any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except under certain
circumstances.    Indemnification may only occur if a determination has
been made that the officer, director, employee, or agent acted in good faith and in a manner, which such person believed to be in the best
interests of Great Expectations.   A determination may be made:
   -   by the shareholders
   -   by a majority of the directors who were not parties to the action, suit, or proceeding confirmed by opinion of independent legal counsel; or
   -   by opinion of independent legal counsel

in the event a quorum of directors who were not a party to such action, suit, or proceeding does not exist.

 Provided the terms and conditions of these provisions under Nevada law are met, officers, directors, employees, and agents of Great
Expectations may be indemnified against any cost, loss, or expense
arising out of any liability under the 33 Act.    Insofar as
indemnification for liabilities arising under the 33 Act may be permitted to directors, officers and controlling persons of Great
Expectations.  Great Expectations has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is, therefore, unenforceable.


                       LEGAL MATTERS

Certain legal matters with respect to the issuance of the securities offered hereby will be passed upon by Jody M. Walker, Attorney-At-Law.

                       LEGAL PROCEEDINGS

Great Expectations is not involved in any legal proceedings as of the date of this prospectus.

                      ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission a registration statement under the Act with respect to the securities offered hereby. This prospectus does not contain all of the information set forth in the registration statement, some parts are omitted in accordance with the rules and regulations of the Commission.
For further information with respect to Great Expectations and the securities offered hereby, reference is made to the registration statement.

Copies of such materials may be examined without charge at, or obtained upon payment of prescribed fees from, the Public Reference Section of the Commission at Room 1024, telephone number 1-800-SEC-0330, Judiciary
Plaza, 450 Fifth Street, N.W., Washington, DC 20549, at the Chicago
Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400,
Chicago, Illinois 60661-2511 and the New York Regional Office, 7 World
Trade Center, New York, New York 10048.




We will voluntarily file periodic reports in the event our obligation to file such reports is suspended under Section 15(d) of the Exchange
Act.

We will provide without charge to each person who receives a prospectus, upon written or oral request of such person, a copy of any of the information that was incorporated by reference in the prospectus not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference. The prospectus delivery period does not terminate until 90 days after the funds and securities are released from escrow or trust account pursuant to Rule 419. Requests for copies of said documents should be directed to Raphael Solot, President.

The Commission maintains a Web site -- //www.sec.gov -- that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission.

No dealer, salesman, agent or any other person has been authorized to give any information or to make any representation other than those
contained in this prospectus.   If given or made, this information or
representation must not be relied on as having been authorized by Great
Expectations or the underwriter, if an underwriter assists in the sale of the securities.

This prospectus does not constitute an offer or a solicitation by anyone to any person in any state, territory or possession of the United States in which the offer or solicitation is not authorized by the laws thereof, or to any person to whom it is unlawful to make such offer or solicitation.

Neither the delivery of this prospectus or any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this prospectus or in the affairs of Great Expectations since the date hereof.


                              EXPERTS

The audited financial statements included in this prospectus have been so included in reliance on the report of Tannenbaum & Company, P.C., Certified Public Accountants, on the authority of such firm as experts in auditing and accounting.

                        INTERESTS OF NAMED
                        EXPERTS AND COUNSEL

None of the other experts or counsel named in the prospectus are affiliated with Great Expectations.

                   FINANCIAL STATEMENTS

Index to Financial Statements

Unaudited Balance Sheet dated July 31, 2000
Unaudited Statement of Operations for the nine months ended July 31, 2000 and October 31, 1999
Unaudited Statement of Cash Flows for the nine months ended July 31, 2000 and October 31, 1999
Notes to Financial Statements

Independent Auditors' Report dated November 3, 1999
Balance Sheet dated October 31, 1999
Statement of Operations for the period from inception (June 5, 1987)
to October 31, 1999
Statement of Stockholders' Equity for the period from inception
(June 5, 1987) to October 31, 1999
Statement of Cash Flows for the period from inception (June 5, 1987)
to October 31, 1999
Notes to Consolidated Financial Statements





                   Great Expectations and Associates, Inc.
                    (A Development Stage Enterprise)
                               BALANCE SHEET

                                        July            October
                                       31, 2000         31, 1999
                                     (unaudited)
       ASSETS

CURRENT ASSETS
     Cash                              $      -            $      -
                                       --------            ---------
           Total current assets               -                   -

Other Assets
   Deferred offering costs               22,099              13,599
                                       --------            --------

           Total other assets            22,099              13,599
                                       --------            --------
 Total assets                            22,099              13,599
                                       ========            ========

 LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
      Due to stockholders              $ 17,150            $ 4,000
                                       --------            -------
 Total current liabilities               15,150              4,000

STOCKHOLDERS' EQUITY
      Common stock, no par value,
       500,000,000 shares authorized;
       150,520,000 shares issued and
       outstanding                       21,129              21,129
      Treasury stock                       (697)
      Deficit accumulated during
          the development stage         (15,483)            (11,530)
                                       --------            --------
         Total stockholders' equity       4,949               9,599

 Total liabilities and stockholders'
       Equity                          $ 22,099            $ 13,599
                                       ========            ========





The accompanying notes are an integral part of the financial statements.







                   Great Expectations and Associates, Inc.
                    (A Development Stage Enterprise)
                STATEMENTS OF LOSS AND ACCUMULATED DEFICIT
         For the period from inception (June 5, 1987) to July 31, 2000

                                           Cumulative     Nine Months
                                             During          Ended          October
                                           Development      July 31, 2000      31, 1999
                                              Stage
Revenue
       Interest Income                           $    166     $     -        $     -
                                                 --------     -------        -------
 Total revenue                                        166           -              -


Other expense
     Amortization                                     700           -             -
     Rent                                           6,650           -             -
     Salaries                                       5,432        (697)           697
     Office supplies and expense                    2,112       4,250             -
      Accounting                                      755         400             -
                                                 --------     -------        ------
 Total expense                                     15,649       3,953           697
                                                 --------     -------        ------
 NET LOSS                                         (15,483)     (3,953)         (697)

Accumulated deficit
     Balance, beginning of period                       -     (11,530)      (10,833)
                                                 --------     -------       -------
     Balance, end of period                     $ (15,483)    (15,483)      (11,530)
                                                 ========     ========      =======
Loss per share                                     $ (Nil)     $ (Nil)       $ (Nil)
                                                 ========     =======       =======
Shares outstanding                            150,520,000   150,520,000
                                              ===========  ===========   ===========




The accompanying notes are an integral part of the financial statements.

                   Great Expectations and Associates, Inc.
                    (A Development Stage Enterprise)
                        STATEMENTS OF CASH FLOW

                                              Cumulative
                                                 During          Nine Months
                                               Development          Ended              October
                                                 Stage            July 31, 2000           31, 1999
CASH FLOWS FROM OPERATING ACTIVITIES
     Net Loss                                  $ (15,483)          $ (3,953)           $ (697)
     Add non-cash items:
 Salaries paid with stock                          6,129               (697)               697
 Organizational cost amortization                    700                  -                 -
 Increase in organizational cost                    (700)                 -                 -
                                               ---------          ---------           -------
  Cash used in operations                         (9,354)            (4,650)                -

CASH FLOWS FROM FINANCING ACTIVITIES
 Proceeds from loans-stockholders                  17,150            13,150                 -
 Proceeds from issuance of common stock            15,000                 -                 -
 Offering costs (Note 1)                          (22,796)           (8,500)                -
                                                ---------         ---------           -------
  Cash provided by financing activities             9,354             4,650                 -
                                                ---------         ---------           -------
Net increase (decrease) in cash                         -                 -                 -

Cash, beginning of periods                              -                 -                 -
                                                ---------         ---------           -------
Cash, end of periods                                  $ -                 -                 -
                                                =========         =========           =======


The accompanying notes are an integral part of the financial statements.

Great Expectations and Associates, Inc.
(A Development Stage Enterprise)
NOTE TO FINANCIAL STATEMENT



Note 1. In the opinion of management of Great Expectations and Associates, Inc., the unaudited financial statements of Great Expectations and Associates, Inc. for the interim period shown, include all adjustments, necessary for a fair presentation of the financial position at July 31, 2000, and the results of operations and cash flows for the period then ended. The results of operations for the interim periods shown may not be indicative of the results that may be expected for the fiscal year. These statements should be read in conjunction with the financial statements and notes thereto included in Great Expectation's Form 10-K for the year October 31, 1999.

Tannenbaum & Company, P.C.
Certified Public Accountants


INDEPENDENT AUDITORS' REPORT

The Board of Directors

Great Expectations and Associates Inc.
Englewood, Colorado

We have audited the accompanying balance sheet of Great Expectations and Associates Inc. (a development stage enterprise) as of October 31, 1999, and the related statements of stockholders' equity, loss and accumulated deficit, and cash flows for the period from the date of inception (June 5, 1987) to October 31, 1999. These financial statements are the responsibility of Great Expectation's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Great Expectations and Associates Inc., as of October 31, 1999, the chances in its stockholders' equity, the results of its operations and its cash flows for the period then ended in conformity with Generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that Great Expectations will continue as a going concern. As discussed in
Note 6 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Denver, Colorado

November 3, 1999

Tannenbaum & Company P.C.








1873 S. Bellaire  Suite 908   Denver, Colorado 90222   (303) 756-5216
FAX (303) 757-5279

Great Expectations and Associates, Inc.
(A Development Stage Enterprise)

BALANCE SHEET

October 31, 1999


                                                             October
                                                             31, 1999
      ASSETS

CURRENT ASSETS
Cash                                                        $       -

Total current assets                                                -

Other Assets
  Deferred offering costs (Note 1)                             13,599


Total other assets                                             13,599

Total assets                                                   13,599


LIABILITIES AND STOCKHOLDERS'EQUITY

CURRENT LIABILITIES
  Due to stockholders (Note 4)                                 $4,000

Total current liabilities                                       4,000

STOCKHOLDERS'EQUITY
  Common stock, no par value,                             500,000,000
    shares authorized; 1166,120,000 shares
    issued and outstanding (Note 1)                            21,129
  Deficit accumulated during the development stage            (11,530)

Total stockholders' equity                                      9,599

Total liabilities and stockholders' equity                    $13,599







The accompanying notes are an integral part of the financial statements.

Great Expectations and Associates, Inc.

 (A Development Stage Enterprise)
STATEMENTS OF LOSS AND ACCUMULATED DEFICIT
For the period from inception (June 5, 1987) to October 31, 1999


                          Inception
                          to October                   October
                          31,1999                     31, 1999

Revenue
Interest Income           $ 166                           -

Total revenue               166                           -

Other expense
Amortization                700                           -
Rent                      6,650                           -
Salaries (Note 3)         6,129                         697
Office supplies
 and expense             (2,138)                          -
Accounting                  355                           -

Total expense            11,696                         697

NET LOSS                (11,530)                       (697)

Accumulated deficit
Balance, beginning of period                        (10,833)

Balance, end of period $(11,530)                    (11,530)

Loss per share         $  (Nil)                     $  (Nil)

Shares outstanding  166,120,000                   166,120,000








The accompanying notes are an integral part of the financial statements.

Great Expectations and Associates, Inc.
 (A Development Stage Enterprise)
STATEMENT OF STOCKHOLDERS'EQUITY
For the period from inception (June 5, 1987) to October 31, 1999


                                                                Total
                              Common stock        Accumu-       stock-
                              Number              lated       holders'
                            of shares   Amount    deficit       equity

Balance, June 5, 1987           -      $  -       $  -          $    -

Issuance of stock for cash
   July 1987
  ($.00005 per share)      67,000,000    3,000      -            3,000

Issuance of stock for cash
 July 1987
 ($.0017 per share)         7,200,000   12,000      -           12,000

Issuance of stock for services (Note 3)
  July 1987
  ($.0017 per share)        1,000,000    1,666      -            1,666

Issuance of stock for services (Note 3)
 March 1998
 ($.00005 per share)        75,320,000   3,766       -           3,766

Net loss for the period inception
to October 31, 1998            -          -        (10,833)   (10,833)

Balance, October 31, 1998  150,520,000   20,432    (10,833)      9,599

Issuance of stock for services (Note 3)
 October 1999
 ($.00005 per share)         7,300,000      326                    326

Issuance of stock for services (Note 3)
 October 1999
 ($.00005 per share)         7,300,000      326                    326

Issuance of stock for services (Note 3)
 October 1999
 ($.00005 per share)         1,000,000       45                     45

Net loss for the period
 October 31, 1999                 -          -        (697)      (697)

Balance, October 31, 1999  166,120,000   $21,129    $(11,530)   $9,599


The accompanying notes are an integral part of the financial statements.

Great Expectations and Associates, Inc.
 (A Development Stage Enterprise)

STATEMENTS OF CASH FLOWS

For the period ended October 31, 1999


                                                Inception
                                                to October     October
                                                31,1999        31,1999

CASH FLOWS FROM OPERATING ACTIVITIES
 Net Loss                                        $(11,530)      $(697)
 Add non-cash items:
 Salaries paid with stock (Note 3)                  6,129         697
 Organizational cost amortization                     700          -
 Increase in organizational cost                     (700)         -

   Cash used in operations                          (5,401)        -

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from loans-stockholders (Note 4)          4,000         -
  Proceeds from issuance of common stock            15,000         -
  Offering costs (Note 1)                          (13,599)        -

    Cash provided by financing activities            5,401         -

  Net increase (decreease) in cash                     -           -

  Cash, beginning of periods                           -           -

  Cash, end of periods                             $  -            -








The accompanying notes are an integral part of the financial statements.

Great Expectations and Associates, Inc.
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
October 31, 1999




1. Summary of significant accounting policies Organization Great Expectations and Associates Inc. (the "Company", formerly Great Expectations, Inc.) was organized under the laws of the State of Colorado on June 5, 1987, for the purpose of evaluating and seeking merger candidates. Great Expectations is currently considered to be in the development stage as more fully defined in the Financial Accounting Standards Board Statement No. 7. Great Expectations has engaged in limited activities, but has not generated significant revenues to date. Great Expectations is currently seeking business opportunities.

Accounting methods
Great Expectations records income and expenses on the accrual method.

Fiscal year
Great Expectations has selected October 31 as its fiscal year.

Deferred offering cost
Costs associated with any public offering were charged to proceeds of the offering.

Loss per share
All stock outstanding prior to the public offering had been issued at prices substantially less than that which was paid for the stock in the public offering. Accordingly, for the purpose of the loss per share calculation, shares outstanding at the end of the period were considered to be outstanding during the entire period.

2.  Income taxes
Since its inception, Great Expectations has incurred a net operating loss. Accordingly, no provision has been made for income taxes.


3.  Stock issued for services
The value of the stock issued for services is based on management's estimate of the fair market value of the services rendered.

4.  Due to stockholders
In February 1988 and December 31, 1998, advances totaling $4,000 were made to Great Expectations by stockholders.

5 .  Management representation
For the period ended October 1, 1999 management represents that all adjustments necessary to a fair statement of the results for the period have been included and such adjustments are of a normal and recurring nature.

Note 6. Going concern

The Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern.


   - End of Financial Statements

Until           , 2000 (90 days after the date of the prospectus), all
persons effecting transactions in the registered securities, whether or not participating in the offering, may be required to deliver a
prospectus.   These persons are still obligated to deliver a prospectus
when they act as underwriters and when they sell their unsold allotments or subscriptions.

                             PART II
                INFORMATION NOT REQUIRED BY PROSPECTUS

Item 24. Indemnification of Officers and Directors.
The bylaws of Great Expectations provides that a director of the registrant shall have no personal liability to the registrant or its stockholders for monetary damages for breach of a fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the registrant or its stockholders, (b) for acts and omissions not in good faith or which involve intentional misconduct or a knowing violation of law, and (c) pursuant to Nevada law for any transaction from which the director derived an improper personal benefit.

Registrant's bylaws exculpates and indemnifies the directors, officers, employees, and agents of the registrant from and against liabilities. Further the bylaws also provides that the Registrant shall indemnify to the full extent permitted under Nevada law any director, officer employee or agent of registrant who has served as a director, officer, employee or agent or the registrant or, at the Registrant's request, has served as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

INDEMNIFICATION OF OFFICERS OR PERSONS CONTROLLING GREAT EXPECTATIONS FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, IS HELD TO BE AGAINST PUBLIC POLICY BY THE SECURITIES AND EXCHANGE COMMISSION AND IS THEREFORE UNENFORCEABLE.

Item 25. Other Expenses of Issuance and Distribution.

Other expenses in connection with this offering which will be paid by Great Expectations are estimated to be substantially as follows:

                                                                            Amount
                                                                            Payable
Item                                                                       By Great
Expectations
S.E.C. Registration Fees                                                    $  278.00
Printing and Engraving Fees                                                  1,500.00
Legal Fees                                                                   3,500.00
Accounting Fees and Expenses                                                 1,400.00
Miscellaneous                                                                1,500.00

Total                                                                       $8,178.00


Item 26. Recent Sales of Unregistered Securities.

During the last three years, Great Expectations has sold our common stock to the persons listed in the table below in transactions summarized as follows:

In March 1998, Great Expectations issued 75,320,000 at $.0004 per share for services rendered by Capital Holding Company (James
Porter) - 67,800,000 and Miles Wynn - 7,520.   These shares were
issued pursuant to an exemption from registration under Section 4(2)
of the Securities Act of 1933.   These issuances were made to
sophisticated investors who had an ongoing relationship with Great
Expectations.

In October 1999, Great Expectations issued 15,600,000 common shares to the following individuals for services rendered at $.00005 per share:

Jody Walker              7,300,000
Brian Story              7,300,000
Rapheal Solot            1,000,000

Each of the sales of common stock listed above was made for services rendered to Great Expectations. The listed sales of common stock were made in reliance upon the exemption from registration provided by Rule 701 adopted pursuant to Section 3(b) of the Securities Act of 1933.

In the second quarter of 2000, Ms. Walker and Mr. Story agreed to return their common shares to the treasury and negotiate alternative
payment, if due.   There are no arrangements related to the return of
those shares.   The legal services provided by Ms. Jody Walker were
less than anticipated and a cash payment was arranged in lieu of the
shares.   These shares were undelivered and were returned to the
treasury.   Mr. Story did not perform any services for Great
Expectations and the shares were undelivered and returned to the treasury.


Item 27.   Exhibit Index.

(1)               Not Applicable
(2)               Not Applicable
(3) Articles of Incorporation incorporated by reference to Form 10SB
(3.1)             Bylaws incorporated by reference
                  to Form 10SB
(4) Specimen certificate for common stock incorporated by reference to Form 10SB
(5) Consent and Opinion of Jody M. Walker regarding legality of securities registered under this Registration Statement and to the references to such attorney in the prospectus filed as part of this Registration Statement
(6)               Not Applicable
(7)               Not Applicable
(8)               Not Applicable
(9)               Not Applicable
(10)              Not Applicable
(11)              Not Applicable
(12)              Not Applicable
(13)              Not Applicable
(14)              Not Applicable
(15)              Not Applicable
(16)              Not Applicable
(17)              Not Applicable
(18)              Not Applicable
(19)              Not Applicable
(20)              Not Applicable
(21)              Not Applicable
(22)              Not Applicable
(23)              Not Applicable
(24)              Consent of
(25)              Not Applicable
(26)              Not Applicable
(27)              Financial Data Schedule
(28)              Not Applicable

Item 28.   Undertaking.
The undersigned registrant hereby undertakes:
(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the
information in the registration statement.   Notwithstanding the
foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation form the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, , the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any additional or changed material information on the plan of distribution.

(2) That, for the purpose of determining any liability under the Securities Act, we shall treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

(3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) to supplement the prospectus, after the end of the subscription period, to include the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities that the underwriters will purchase
and the terms of any later reoffering.   If the underwriters make any
public offering of the securities on terms different from those on the cover page of the prospectus, we shall file a post-effective amendment to state the terms of such offering.

(c)  Not applicable.

(d) to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                    SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Denver, State of Colorado on the 6th day of November, 2000.
                                      Great Expectations, Inc.

                                      /s/
                                      By: Raphael Solot, President

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature                  Capacity                   Date

/s/Raphael Solot,       Principal Executive Officer  November 6, 2000
--------------------    Principal Financial Officer
                          Controller Director

/s/Fredrick Mahlke      Secretary/Vice President     November 6, 2000
--------------------         Director
